UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 28, 2009
ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 1.02. Termination of a Material Definitive Agreement
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
ITEM 3.02. Unregistered Sales of Equity Securities
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-10.1

ITEM 1.01.	Entry into a Material Definitive Agreement.
Hawkeye Transaction
As previously reported, on August 21, 2009, Advanced BioEnergy, LLC (the “Company”) and Hawkeye Energy Holdings, LLC (“Hawkeye”) entered into a Subscription Agreement and side letter providing for the subscription (the “Subscription”) by Hawkeye for 2.2 million membership units of the Company at a price of $1.50 per unit for an aggregate purchase price of $3.3 million (the “Subscription Agreement” and the “Side Letter”). The Subscription Agreement was conditioned upon (1) the appointment of Bruce L. Rastetter, CEO of Hawkeye Energy Holdings, LLC and Joshua M. Nelson, a director at Thomas H. Lee Partners, L.P., a private equity firm based in Boston, Massachusetts, both of whom were designees of Hawkeye, as directors of the Company, (2) the Company and certain unit holders entering into a Voting Agreement (the “Voting Agreement”) with Hawkeye, (3) the Company entering into a Registration Rights Agreement (the “Registration Rights Agreement”) with Hawkeye, (4) ABE Fairmont, LLC (“ABE Fairmont”) entering into an Exclusive Ethanol Marketing Agreement with Hawkeye Gold, LLC (the “Ethanol Agreement”) and (5) the Ethanol Agreement being approved in accordance with the Master Loan Agreement between Farm Credit Services of America, FLCA (“Farm Credit”) and ABE Fairmont, dated as of November 20, 2006, as amended and supplemented.
On August 28, 2009, each of the preconditions of the Subscription Agreement were met, such that: (1) effective August 28, 2009, Larry Cerny resigned from the Board of Directors (the “Board”) of the Company and each of Bruce L. Rastetter and Joshua M. Nelson were appointed as directors of the Company; (2) the Company, certain unit holders and Hawkeye entered into the Voting Agreement; (3) the Company and Hawkeye entered into the Registration Rights Agreement; (4) ABE Fairmont and Hawkeye Gold, LLC entered into the Ethanol Agreement; and (5) the Ethanol Agreement was approved by Farm Credit. In conjunction with the closing of the Hawkeye investment, the Company amended its Registration Rights Agreement with Ethanol Investment Partners, LLC (“EIP”) and its Investment Rights Agreement with South Dakota Wheat Growers Association.
The Voting Agreement supersedes the existing Voting Agreement between the Company, EIP and certain directors and officers of the Company, dated as of May 4, 2007. The Voting Agreement, among other things, requires the parties to (a) nominate for election to the board two designees of Hawkeye, two designees of EIP and the Chief Executive Officer of the Company, (b) recommend to the members the election of each of the designees, (c) vote (or act by written consent) all units (or other voting equity securities) of the Company they beneficially own, hold of record or otherwise control at any time, in person or by proxy, to elect each of the designees to the board, (d) not take any action that would result in (and take any action necessary to prevent) the removal of any of the designees from the board or the increase in the size of the board to more than nine members without the consent of the Hawkeye, EIP and Chief Executive Officer directors, and (e) not grant a proxy with respect to any units that is inconsistent with the parties’ obligations under the Voting Agreement. The obligation to nominate and appoint or support for election a second EIP designee would not arise until the earlier of another vacancy on the board or the 2010 regular meeting of the Company. The Company has granted Hawkeye board observation rights under the Voting Agreement. At the date hereof, the parties to the Voting Agreement hold in the aggregate approximately 48% of the outstanding units of the Company.
The Registration Rights Agreement grants Hawkeye two demand registration rights and unlimited piggyback registration rights under certain circumstances. In addition, the Registration Rights Agreement requires the Company to obtain Hawkeye’s consent prior to agreeing to register with the Securities and Exchange Commission any units held by other members (other than members already having such rights), and to obtain Hawkeye’s consent before amending the registration rights agreement with EIP or the investor rights agreement with South Dakota Wheat Growers Association in a manner adverse to Hawkeye.
The Ethanol Agreement which will become effective on the earlier of February 28, 2010 or such earlier date as Hawkeye Gold and ABE Fairmont are able to implement the terms thereof. Hawkeye Gold is an affiliate of Hawkeye. The Ethanol Agreement requires, among other things, (1) that ABE Fairmont must sell, and Hawkeye Gold must purchase, all of the denatured fuel grade ethanol produced by ABE Fairmont, (2) a purchase and sale of ethanol under the Ethanol Agreement must be in the form of either a direct fixed price purchase order, a direct index price purchase order, a terminal storage purchase order, or a transportation swap or similar transaction that is mutually acceptable to the parties, (3) that ABE Fairmont will pay any replacement or other costs incurred by Hawkeye Gold as a result of any failure to deliver by ABE Fairmont, and (4) that, with certain exceptions, ABE Fairmont will sell ethanol it produces exclusively to Hawkeye Gold. The initial term of the agreement is for two years, and provides for automatic renewal for successive 18 month terms unless either party provides written notice of nonrenewal at least 180 prior to the end of any term.
As a result of the satisfaction of each of the preconditions of the Subscription Agreement, on August 28, 2009, the Company issued Hawkeye 2.2 million membership units of the Company at a price of $1.50 per unit.
PJC Capital Transaction
As previously reported, on October 17, 2007, the Company issued a $10 million Secured Term Loan Note dated October 17, 2007 (the “Note”) to PJC Capital LLC (“PJC Capital”). The Note bore interest at 13% per annum compounded quarterly until July 15, 2008 and 15% per annum compounded quarterly thereafter. The Note matured on October 16, 2008. In connection with the Note, the Company also entered into a Membership Interest Pledge Agreement dated as of October 17, 2007 (the “Pledge Agreement”) in favor of PJC Capital. Among other things, the Pledge Agreement provides PJC Capital with a first-priority security interest in all the Company’s equity interests in ABE Fairmont (the “Pledged Collateral”). Additionally, in connection with the issuance of the Note, the Company also issued to PJC Capital a Warrant to Purchase Units of the Company (the “2007 Warrant”). The 2007 Warrant gave PJC Capital the option to purchase 450,000 units of the Company at an exercise price per unit equal to $14.00.
As previously reported, on October 16, 2008, the Company failed to pay the outstanding principal and accrued interest due under the Note and on October 17, 2008 the Company received a notice of an Event of Default (as defined in the Note). During the continuation of an Event of Default under the Note, PJC Capital was entitled to the immediate right to enforce and realize upon the collateral securing the Note (i.e. the Pledged Collateral). PJC Capital’s rights included, among other things, the right to conduct a public or private sale of the Pledged Collateral.
As previously reported, effective June 1, 2009, the Company entered into a forbearance agreement (the “Forbearance Agreement”) with PJC Capital. Pursuant to the Forbearance Agreement, PJC Capital agreed to forbear from exercising its rights and remedies under the Note and Pledge Agreement until the earliest of: (i) October 1, 2009; (ii) a private equity offering that does not result in net cash proceeds to the Company of at least $3 million or is not completed on or before October 1, 2009; (iii) payment in full of all the Company’s obligations to PJC Capital; (iv) a breach or default by the Company under the Forbearance Agreement; (v) a default under the Company’s loans with CoBank; (vi) among other things, the Company (or any of its Subsidiaries as defined in the Forbearance Agreement) becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; or (vii) delivery by PJC Capital of a notice that it intends to terminate its forbearance as a result of an Event of Default that is not a Specified Event of Default (as enumerated in the Forbearance Agreement).
In satisfaction of the terms of the Forbearance Agreement, the proceeds from the Subscription (except for the portion of the proceeds used to pay expenses) were used to pay a portion of the Note. Additionally, pursuant to the terms of the Forbearance Agreement, the Company and PJC Capital amended and restated the Note in its entirety (the “Restated Note”). Among other things, the Restated Note amended the rate at which the note will bear interest. The Restated Note will accrue interest at 10%, matures on October 1, 2012 (subject to certain acceleration events) and requires monthly payments totaling $50,000, with the remainder of the monthly interest payment to be paid-in-kind. It also requires the Company to forward any future tax reimbursements from the Nebraska Tax Advantage Act, ABE Fairmont annual dividends and $1.7 million of cash collateral securing reimbursement obligations with respect to a restricted Letter of Credit issued by Geneva State Bank to the Company for the benefit of West LB, AG to PJC Capital as payment of the Restated Note.
In connection with the restatement of the Note, the Company and PJC Capital terminated the 2007 Warrant and issued a new warrant (the “2009 Warrant”) to purchase Units of the Company. The 2009 Warrant gives PJC Capital the option to purchase 742,598 units of the Company at an exercise price per unit equal to $1.50. The 2009 Warrant expires on October 1, 2014.
The Company is continuing with its efforts to raise additional capital from accredited investors through a private placement. Any additional proceeds from the private placement will be applied to the Restated Note. If additional units are sold in the private placement, PJC Capital will surrender up to 223,039 of its warrant units reflecting that its warrant was to decrease incrementally from 5% to 3% of the units outstanding if $7.0 million is raised under the terms of the Forbearance Agreement,
The references herein to a private placement are made pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”) and are neither an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

ITEM 1.02.	Termination of a Material Definitive Agreement.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement—Hawkeye Transaction” with respect to the Voting Agreement superseding the Voting Agreement between the Company, EIP and certain directors and officers of the Company, dated as of May 4, 2007, is also responsive to Item 1.02 and is hereby incorporated by reference.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement—PJC Capital Transaction” with respect to the termination of the 2007 Warrant is also responsive to Item 1.02 and is hereby incorporated by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement—PJC Capital Transaction” with respect to the Restated Note is also responsive to Item 2.03 and is hereby incorporated by reference.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information described above under “Item 1.01. Entry into a Material Agreement—Hawkeye Transaction” with respect to the Subscription Agreement and the Hawkeye investment is hereby incorporated by reference. The issuance of the membership units described in Item 1.01 was effected without registration in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such membership units.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement—PJC Capital Transaction” with respect to the Restated Note and Warrant issued to PJC is also responsive to Item 3.02 and is hereby incorporated by reference. The issuance of the Restated Note and 2009 Warrant described in Item 1.01 was effected without registration in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of the Restated Note or Warrant.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information described above under “Item 1.01. Entry into a Material Agreement—Hawkeye Transaction” with respect to the resignation of Mr. Cerny and the appointment of Mr. Nelson and Mr. Rastetter as directors of the Company and certain relationships with and related transactions between the Company and Hawkeye and Hawkeye Gold is hereby incorporated by reference.
The Board has not yet determined which committee or committees, if any, Mr. Nelson and Mr. Rastetter may be appointed to.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Secured Term Loan Note issued to PJC Capital LLC dated August 28, 2009

4.2	Warrant to purchase Units of Advanced BioEnergy, LLC dated August 28, 2009

4.3	Voting Agreement among Advanced BioEnergy, LLC, Hawkeye Energy Holdings, LLC, Ethanol Investment Partners, LLC, South Dakota Wheat Growers Association, a South Dakota cooperative, and certain directors of the Company dated as of August 28, 2009

4.4	Registration Rights Agreement between Advanced BioEnergy, LLC and Hawkeye Energy Holdings, LLC dated as of August 28, 2009

4.5	Second Amendment to Investor Rights Agreement between Advanced BioEnergy, LLC and South Dakota Wheat Growers Association dated as of August 28, 2009

4.6	First Amendment to Registration Rights Agreement between Advanced BioEnergy, LLC and Ethanol Investment Partners dated as of August 28, 2009

10.1	Ethanol Marketing Agreement by and among Hawkeye Gold, LLC and ABE Fairmont, LLC dated as of August 28, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2009		ADVANCED BIOENERGY, LLC
	By:	/s/ Richard R. Peterson
Richard R. Peterson

Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description	Manner of Filing

4.1	Amended and Restated Secured Term Loan Note issued to PJC Capital LLC dated August 28, 2009	Filed Electronically

4.2	Warrant to purchase Units of Advanced BioEnergy, LLC dated August 28, 2009	Filed Electronically

4.3	Voting Agreement among Advanced BioEnergy, LLC, Hawkeye Energy Holdings, LLC, Ethanol Investment Partners, LLC, South Dakota Wheat Growers Association, a South Dakota cooperative, and certain directors of the Company dated as of August 28, 2009	Filed Electronically

4.4	Registration Rights Agreement between Advanced BioEnergy, LLC and Hawkeye Energy Holdings, LLC dated as of August 28, 2009	Filed Electronically

4.5	Second Amendment to Investor Rights Agreement between Advanced BioEnergy, LLC and South Dakota Wheat Growers Association dated as of August 28, 2009	Filed Electronically

4.6	First Amendment to Registration Rights Agreement between Advanced BioEnergy, LLC and Ethanol Investment Partners dated as of August 28, 2009	Filed Electronically

10.1	Ethanol Marketing Agreement by and among Hawkeye Gold, LLC and ABE Fairmont, LLC dated as of August 28, 2009	Filed Electronically